UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2006

MIDAMERICAN ENERGY HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

Iowa	1-14881	94-2213782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
666 Grand Avenue, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (515) 242-4300

                                        N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

Acquisition of PacifiCorp

As previously disclosed by MidAmerican Energy Holdings Company (the ‘‘Company’’), on May 23, 2005, the Company entered into a Stock Purchase Agreement (the ‘‘Stock Purchase Agreement’’) with Scottish Power plc (‘‘Scottish Power’’) and its wholly-owned subsidiary, PacifiCorp Holdings, Inc. (‘‘PHI’’), pursuant to which the Company agreed to acquire 100% of the common stock of PHI’s direct subsidiary, PacifiCorp, for a cash purchase price of approximately $5.1 billion (the ‘‘PacifiCorp Acquisition’’). The indebtedness and preferred stock of PacifiCorp, which aggregated approximately $4.3 billion at December 31, 2005, will remain outstanding after consummation of the PacifiCorp Acquisition.

The Company has received all state and federal regulatory and other approvals, consents, authorizations and orders required to permit the closing of the PacifiCorp Acquisition, and the Company presently expects that the PacifiCorp Acquisition will be consummated on or about March 22, 2006. However, there can be no assurance that the PacifiCorp Acquisition will be consummated on that date, or at all.

The Company presently expects to enter into an amendment to the Stock Purchase Agreement, pursuant to which, among other things, Scottish Power and PHI would agree to reduce the dividends that they are contractually permitted to receive from PacifiCorp during the three month period ended March 31, 2006 by approximately $33 million, and the Company would agree, among other things, that the representations, warranties, covenants and indemnities of PacifiCorp and PHI that will survive the closing of the PacifiCorp Acquisition will be limited principally to those relating to PacifiCorp’s common stock, PHI’s authority relative to the Stock Purchase Agreement, environmental matters, taxes and certain employee benefit matters. The amendment, if executed, will not become effective unless and until the PacifiCorp Acquisition is consummated. The Company previously filed a copy of the Stock Purchase Agreement as an exhibit to its Form 8-K dated May 24, 2005.

Equity Investment

In connection with the pending PacifiCorp Acquisition, Berkshire Hathaway Inc. (‘‘Berkshire Hathaway’’) has committed to invest approximately $5.07 billion and certain other of the Company's existing shareholders and related companies have committed to invest approximately $35.5 million in the Company's common stock in order to provide equity funding for that acquisition (the ‘‘Equity Investment’’). The Equity Investment is to be consummated immediately prior to the consummation of the PacifiCorp Acquisition. Berkshire Hathaway has granted the Company the right to repurchase up to $1.7 billion of the Company’s common stock issued to Berkshire Hathaway as part of the Equity Investment at any time prior to June 30, 2006 at the same price at which such stock was issued. Following the consummation of the Equity Investment and the use of $1.7 billion of the gross proceeds of the bond offering described below to repurchase from Berkshire Hathaway a portion of the common stock issued to it as part of the Equity Investment, Berkshire Hathaway will own approximately 88.2% of the Company’s outstanding common stock (or 86.6% on a diluted basis).

The Bond Offering

In connection with the PacifiCorp Acquisition, on March 17, 2006, the Company commenced an offering of $3.25 billion in aggregate principal amount of unsecured senior bonds due 2036 (the ‘‘Bonds’’). The Bonds will accrue interest at a rate to be agreed upon by the Company and the initial purchasers of the Bonds and will mature on April 1, 2036.

The Company intends to use $1.7 billion of the proceeds from the sale of the Bonds to repurchase from Berkshire Hathaway a portion of the common stock issued to it as part of the Equity Investment. In addition, the Company expects to use $1.55 billion of the proceeds from the sale of the Bonds to repay, at the maturity thereof, the entire $1.55 billion outstanding aggregate principal amount of the Company’s 4.625% senior notes due 2007, 7.63% senior notes due 2007, 3.50% senior notes due 2008 and both series of its 7.52% senior notes due 2008. The closing of the sale of the Bonds is not conditioned upon the consummation of the PacifiCorp Acquisition. Pending such application to the repayment of such senior notes, the Company expects to invest such $1.55 billion of proceeds from the sale of the Bonds in U.S. government obligations, guaranteed insurance contracts and U.S. dollar-denominated obligations of domestic and foreign banks or financial institutions, with maturities approximating those of such senior notes. If the PacifiCorp Acquisition is not consummated, $1.7 billion of the Bond proceeds would instead be used to make equity investments in future domestic or international energy projects, to fund possible future stock or asset acquisitions, for the possible repayment of debt and for other general corporate purposes.

In connection with the Bond offering, the Company prepared and distributed to qualified potential offerees of the Bonds a confidential preliminary offering memorandum, dated March 17, 2006 (the ‘‘Preliminary Offering Memorandum’’). The Preliminary Offering Memorandum may contain certain material non-public information relating to the strategy of the Company, recent state regulatory settlements and commitments relating to the PacifiCorp Acquisition, the anticipated benefits to the Company of the PacifiCorp Acquisition, the risk factors applicable to the Company and its operations (including certain risk factors applicable assuming the consummation of the PacifiCorp Acquisition), certain financial and operating data relating to the Company, and the unaudited condensed combined consolidated pro forma financial statements of the Company reflecting the consummation of the PacifiCorp Acquisition and the issuance of the Bonds. See Exhibit 20.1 filed herewith, which contains excerpts from the Preliminary Offering Memorandum. References therein to ‘‘we’’ and ‘‘our’’ refer to the Company. This exhibit is incorporated into this Item 7.01 by reference.

This Current Report on Form 8-K and the statements contained herein (including the exhibits hereto) do not, and shall not be deemed to, constitute an offer to sell or buy or a solicitation of an offer to sell or buy any securities of the Company (including, without limitation, the Bonds). The Bonds have not been registered under the Securities Act of 1933 as amended (the ‘‘Securities Act’’), or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. The Bonds are being sold only to ‘‘Qualified Institutional Buyers’’ under Rule 144A and to non-U. S. persons in offshore transactions under Regulation S. Any offers of the Bonds will be made exclusively by means of a private offering memorandum (including the Preliminary Offering Memorandum).

Forward-Looking Statements

This Form 8-K and the accompanying exhibits contain statements that do not directly or exclusively relate to historical facts. These statements are ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. A reader can typically identify forward-looking statements by the use of forward looking words, such as ‘‘may’’, ‘‘will’’, ‘‘could’’, ‘‘project’’, ‘‘believe’’, ‘‘anticipate’’, ‘‘expect’’, ‘‘estimate’’, ‘‘continue’’, ‘‘potential’’, ‘‘plan’’, ‘‘forecast’’ and similar terms. These statements are based upon the Company’s current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the Company’s control and could cause actual results to differ materially from those expressed or implied by forward-looking statements. These factors include, among others: general economic, political and business conditions in the jurisdiction in which the Company’s facilities are located; the financial condition and creditworthiness of the Company’s significant customers and suppliers; governmental, statutory, legislative, regulatory or administrative initiatives, including those relating to the recently enacted Energy Policy Act of 2005, or ratemaking actions affecting the Company or the electric or gas utility, pipeline or power generation industries; the outcome of general rate cases and other proceedings conducted before regulatory authorities; weather effects on sales and operating revenue; changes in expected customer growth or usage of electricity or gas, economic or industry trends that could impact electricity or gas usage; increased competition in the power generation, electric and gas utility or pipeline industries; fuel, fuel transportation and power costs and availability; continued availability of accessible gas reserves; changes in business strategy, development plans or customer or vendor relationships; availability, terms and deployment of capital; availability of qualified personnel; unscheduled outages or repairs; risks relating to nuclear generation; financial or regulatory accounting principles or policies imposed by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, the Securities and Exchange Commission (‘‘SEC’’), the Federal Energy Regulatory Commission, state public utility commissions, the Office of Gas and Electricity Markets in the United Kingdom and similar entities with regulatory oversight; changes in, and compliance with, environmental laws, regulations, decisions and policies that could increase operating and capital improvement costs or affect plant output and/or delay plant construction; the Company’s ability to consummate the acquisition of PacifiCorp and, following the consummation of such acquisition, to successfully integrate PacifiCorp’s operations into our business; other risks or unforeseen events, including wars, the effects of terrorism, embargoes and other catastrophic events; and other business or investment considerations that may be disclosed from time to time in our SEC filings or in other publicly disseminated written documents.

Further details of the potential risks and uncertainties affecting the Company are described in the ‘‘Risk Factors’’ contained in Exhibit 20.1 to this Form 8-K and in our Annual Report on Form 10-K for the year ended December 31, 2005. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exclusive.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
20.1	Excerpted section of Preliminary Offering Memorandum entitled ‘‘Strategy;’’ excerpted paragraphs from the Preliminary Offering Memorandum discussing the state regulatory approval process and regulatory settlements reached in connection with the PacifiCorp Acquisition; excerpted section of Preliminary Offering Memorandum entitled ‘‘Anticipated Benefits of Pending PacifiCorp Acquisition;’’ excerpted section of Preliminary Offering Memorandum entitled ‘‘Risk Factors;’’ the Company’s Summary Historical Financial and Operating Data included in the Preliminary Offering Memorandum; and unaudited pro forma condensed combined consolidated financial statements included in Preliminary Offering Memorandum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2006	MIDAMERICAN ENERGY HOLDINGS COMPANY
By: /s/ Douglas L. Anderson
Name: Douglas L. Anderson Title: Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description
20.1	Excerpted section of Preliminary Offering Memorandum entitled ‘‘Strategy;’’ excerpted paragraphs from the Preliminary Offering Memorandum discussing the state regulatory approval process and regulatory settlements reached in connection with the PacifiCorp Acquisition; excerpted section of Preliminary Offering Memorandum entitled ‘‘Anticipated Benefits of Pending PacifiCorp Acquisition;’’ excerpted section of Preliminary Offering Memorandum entitled ‘‘Risk Factors;’’ the Company’s Summary Historical Financial and Operating Data included in the Preliminary Offering Memorandum; and unaudited pro forma condensed combined consolidated financial statements included in Preliminary Offering Memorandum.